Exhibit 99.2

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock, $0.01 par value, of NRG Energy, Inc. dated as of the date hereof is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended.

Dated: January 17, 2017

BEP Special Situations 2 LLC

By:	/s/ Jonathan Siegler
Name: Jonathan Siegler
Title: Managing Director and Chief Financial Officer

Bluescape Energy Recapitalization and Restructuring Fund III LP

By:	Bluescape Energy Partners III GP LLC, its general partner

By:	/s/ Jonathan Siegler
Name:	Jonathan Siegler
Title:	Managing Director and Chief Financial Officer

Bluescape Energy Partners III GP LLC

By:	/s/ Jonathan Siegler
Name: Jonathan Siegler
Title: Managing Director and Chief Financial Officer

Bluescape Resources GP Holdings LLC

By:	/s/ Charles John Wilder, Jr.
Name: Charles John Wilder, Jr.
Title: Sole Manager

Charles John Wilder, Jr.

/s/ Charles John Wilder, Jr.
Charles John Wilder, Jr.